Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X
:
In re	:	Chapter 11
:
Apex Silver Mines Limited, et al.	:	Case No. 09-10182 (JMP)
:
Debtors.	:	Jointly Administered
:
X

SUPPLEMENT TO THE JOINT PLAN OF
REORGANIZATION OF APEX SILVER MINES LIMITED
AND APEX SILVER MINES CORPORATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

CLEARY GOTTLIEB STEEN & HAMILTON LLP

James L. Bromley

Sean A. O’Neal

One Liberty Plaza

New York, New York 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel for the Debtors and Debtors in Possession

Dated: February 26, 2009

The following materials (the “Plan Supplement”) identified on Exhibits A through E attached hereto are supplemental materials to the Joint Plan of Reorganization of Apex Silver Mines Limited and Apex Silver Mines Corporation Under Chapter 11 of the Bankruptcy Code (as it may be amended from time to time) (the “Plan”) filed with the Bankruptcy Court on February 4, 2009 (Docket No. 101).  The Exhibits attached hereto are in substantially final form, however, the Debtors expressly reserve the right to amend, modify or supplement this Plan Supplement at or prior to the Confirmation Hearing.  All terms used but not defined in this Plan Supplement shall have the meanings ascribed to such terms in the Plan.

Table of Contents

Exhibit A:  Reorganized Apex By-laws (Article 5.6(a) of the Plan)

Exhibit B:  Reorganized Apex Certificate of Incorporation (Article 5.6(a) of the Plan)

Exhibit C:  Form of Change-of-Control Agreement

Exhibit D:  Management Incentive Plan (Article I of the Plan)

Exhibit E:  Identities of Reorganized Apex’s Proposed Directors and Nature of Compensation of Reorganized Apex’s Officers and Proposed Directors (Article 5.6 of the Plan)

EXHIBIT A TO PLAN SUPPLEMENT

Reorganized Apex By-laws

(Article 5.6(a) of the Plan)

BYLAWS

OF

GOLDEN MINERALS COMPANY

Adopted [March 24, 2009]

ARTICLE I

OFFICES

1.1                                 The registered office of Golden Minerals Company (the “Company”) in the State of Delaware shall be as provided for in the amended and restated certificate of incorporation of the Company (as it may be further amended, the “Certificate of Incorporation”).  The Company shall have offices at such other places as the board of directors of the Company (the “Board of Directors”) may from time to time determine.

ARTICLE II

STOCKHOLDERS

2.1                                 Annual Meetings.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time and place, if any, fixed, from time to time, by resolution of the Board of Directors.

2.2                                 Special Meetings.  Subject to the rights of the holders of preferred stock, par value $0.01 per share (“Preferred Stock”), special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the chairman of the Board of Directors.  Any such special meeting shall be held at such place, either within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”)) and at such date and time as determined by the Board of Directors and as set forth in the notice of the meeting.  Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of stockholders.

2.3                                 Place of Meetings.  All meetings of stockholders shall be held at the principal executive office of the Company unless a different place is fixed by the Board of Directors or the chief executive officer and is specified in the notice of the meeting.

2.4                                 Notice of Meeting.  Written notice stating the place, if any, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by law or the Certificate of Incorporation, either personally or by mail, facsimile transmission, email, or overnight courier, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the

United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock records of the Company.  Notice given by electronic transmission pursuant to this Section 2.4 shall be deemed given: (a) if by facsimile transmission, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (b) if by email, when directed to the email address at which the stockholder has consented to receive notice; and (c) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice.  An affidavit of the secretary or assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by personal delivery, by mail or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5                                 Waiver.  Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written or electronic transmission of waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, and filed with the minutes or corporate records, shall be equivalent to notice.  If such waiver is given by electronic transmission, the electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

2.6                                 Record Date for Meetings.  In order that the Company may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor fewer than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.7                                 Notice of Business to be Transacted at Meetings of Stockholders.

(a)                                  No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors (or any duly authorized committee thereof) with respect to an annual meeting or a special meeting, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) who complies

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with the notice procedures set forth in this Section 2.7.  Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by, or at the direction of, the Board of Directors (or any duly authorized committee thereof).  In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.  The notice procedures set forth in this Section 2.7 shall not be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with the requirements of, Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)                                 To be timely, a stockholder’s notice to the secretary must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  To be in proper written form, a stockholder’s notice to the secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of any proposal or resolutions to be proposed for consideration by the stockholders and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment, (iv) the name and record address of such stockholder, as they appear on the Company’s books, and of any beneficial owner, (v) the class or series and number of shares of Preferred Stock or common stock, par value $0.01 per share, of the Company (“Common Stock” and, together with Preferred Stock, the “Capital Stock”) that are owned beneficially and of record by such stockholder and such beneficial owner, (vi) a description of all agreements or other arrangements or understandings between or among such stockholder and beneficial owner or any of their respective affiliates or associates, and any other person or persons (including the name of such person(s)) in connection with such business or proposal, including any swap or other derivative or short positions, profit interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss or to manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such stockholder or beneficial owner or any of their respective affiliates or associates with respect to the shares of the Company, (vii) a description of all other arrangements or understandings between or among such stockholder and/or the beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of

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such stockholder and beneficial owner in such business, (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (ix) an undertaking by such stockholder to notify the Company in writing of any change in information called for by clauses (v), (vi), (vii) and (viii) as of the record date for such annual meeting, by notice received by the secretary at the principal executive offices of the Company not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

(d)                                 To be in proper written form, a stockholder’s notice to the secretary regarding nominations of persons for election to the Board of Directors (whether or not such nominations are proposed pursuant to Regulation 14A under the Exchange Act) must set forth (i) as to each proposed nominee, (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of Capital Stock of the Company which are owned beneficially or of record by the nominee and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, (A) the name and record address of such stockholder, as they appear on the Company’s books, and of any beneficial owner, (B) the class or series and number of shares of Capital Stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all agreements or other arrangements or understandings between or among such stockholder and beneficial owner or any of their respective affiliates or associates, and any other person or persons (including the name of such person(s)) in connection with such nomination, including any swap or other derivative or short positions, profit interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss or to manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such stockholder, nominee or beneficial owner or any of their respective affiliates or associates with respect to the shares of the Company, (D) a description of all other arrangements or understandings between or among such stockholder, each proposed nominee and/or beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (F) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (G) an undertaking by such stockholder to notify the Company in writing of any change in the information called for by clauses (B), (C), (D) and (F) as of the record date for such annual meeting, by notice received by the secretary and the principal executive offices of the Company not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  Each proposed nominee shall be required to complete a questionnaire, in a form to be provided by the Company, to be submitted with the stockholder’s notice.  The

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Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(e)                                  Notwithstanding anything to the contrary in the first sentence of Section 2.7(b), in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(f)                                    No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.7.  Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

(g)                                 For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h)                                 Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7; provided, however, that any references in these Bylaws to the Exchange Act or the rules or regulations thereunder are not intended to, and shall not, limit the requirements applicable to nominations of persons for election to the Board of Directors made in accordance with Section 2.7(d) of these Bylaws.  Nothing in this Section 2.7 shall be deemed to affect the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

2.8                                 Quorum and Adjournment.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the voting power of the outstanding shares of Capital Stock entitled to vote at any meeting of the stockholders, and present in person or by proxy, shall constitute a quorum.  If a quorum is not present at any meeting, the chairman of the meeting, or the stockholders, although less than a quorum, may adjourn the meeting to another time and place.  When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof by which the stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting.  A determination of stockholders of record entitled to receive notice of, or vote at, a meeting of

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stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If the adjournment is for more than thirty days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the adjourned meeting.

2.9                                 Procedure.  The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting.  The chairman of any meeting of the stockholders shall be the chairman of the Board of Directors or, in his or her absence, the most senior officer of the Company present at the meeting.  The secretary of the Company shall act as secretary of all meetings of the stockholders, but, in the absence of the secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.10                           Vote Required.  Except as otherwise provided by law or the Certificate of Incorporation:

(a)                                  Directors shall be elected by a plurality in voting power of the outstanding shares of Capital Stock in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b)                                 Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the outstanding shares of Capital Stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

2.11                           Manner of Voting; Proxies.

(a)                                  At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy.  Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Company on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b)                                 Each person entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies shall be filed with the secretary of the Company prior to the meeting being called to order.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(i)                                     A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to

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such writing by any reasonable means including, but not limited to, by facsimile signature; and

(ii)                                  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an telegram, cablegram, or other means of electronic transmission to the person or persons who shall be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram or other means of electronic transmission must either set forth, or be submitted with, information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that any such telegram, cablegram or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.12                           Conduct of the Meeting.  At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at the meeting and shall determine the order of business and all other matters of procedure.  The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety.  Without limiting the foregoing, the chairman of the meeting may:

(a)                                  restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting or the Board of Directors;

(b)                                 place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c)                                  restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d)                                 adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

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(e)           make rules governing speeches and debate, including time limits and access to microphones.

The chairman of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

2.13         Inspectors of Election.  The Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting, or any adjournment thereof, and to make a written report thereof.  The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act as inspectors at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of Capital Stock of the Company outstanding and the voting power of each such share, (b) determine the shares of Capital Stock of the Company represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of Capital Stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

3.1           Number.  Subject to the provisions of the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors.  No director or candidate for director need be a stockholder.

3.2           Powers.  The Board of Directors shall exercise all of the powers of the Company except such as are, by applicable law, the Certificate of Incorporation or these Bylaws, conferred upon, or reserved to, the stockholders of any class or classes or series thereof.  It is further provided that:

(a)           The Board of Directors shall have powers to fix and vary the amount of shares of Capital Stock to be reserved for any proper purpose, to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Company, to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment, if any, of dividends;

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(b)           The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or ratified by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Capital Stock of the Company that is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Company and upon all stockholders as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of a director’s or directors’ interest or for any other reason; and

(c)           In addition to the powers and authorities conferred upon the Board of Directors by law, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws and provided that no bylaw hereafter made shall invalidate any prior act of the Board of Directors that would have been valid if such bylaw had not been made.

3.3           Resignations.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the secretary of the Company; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the resigning director.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein.  Acceptance of such resignation shall not be necessary to make it effective.

3.4           Removal.  Subject to the rights of the holders of Preferred Stock, any director, or the entire Board of Directors, may only be removed from office in the manner provided in, and to the extent permitted by, the Certificate of Incorporation.

3.5           Regular Meetings.  The Board of Directors shall meet each year on the same day as the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting of the Board of Directors shall be necessary in order to legally call or convene the meeting.  Additional regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

3.6           Special Meetings.  Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the Board of Directors, the chief executive officer, or by a majority of the Board of Directors.

3.7           Notice of Meetings.  Notice of every meeting of the Board of Directors (except the regular meeting on the same day as the annual meeting of the stockholders) shall be given to each director at his or her usual place of business or at such other address as shall have been furnished by him or her for such purpose.  Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile or electronic transmission or communicated by telephone at least twenty-four hours before the time of the meeting.  Such

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notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.8           Waiver of Notice.  Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice signed by a director or directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, and filed with the minutes or corporate records of the Company, shall be equivalent to the giving of such notice.

3.9           Required Vote; Adjournment.  Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the Board of Directors.  If a quorum of directors shall fail to attend any meeting, any number of directors (whether one or more and whether or not constituting a quorum) constituting a majority of directors present at such meeting may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

3.10         Participation in Meetings by Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

3.11         Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.  Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

3.12         Fees and Compensation of Directors.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, the Board of Directors, by resolution or resolutions, may fix the compensation of directors.  The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  Nothing contained in these Bylaws shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

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ARTICLE IV

COMMITTEES

4.1           Designation of Committees.  The Board of Directors may establish one or more committees, consisting of one or more directors of the Company, for the performance of delegated or designated functions to the extent permitted by, or required by, law or the standards of any stock exchange on which shares of the Company are listed.  In the absence or disqualification of a member of a committee, the member or members present at any committee meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of such absent or disqualified member.

4.2           Term.  The Board of Directors, subject to the requirements specifically set forth in this Section 4.2, may, at any time, increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death, resignation, retirement, disqualification or removal from office, but the Board of Directors may, at any time and for any reason, remove any individual committee member, and the Board of Directors may, subject to the requirements specifically set forth in this Section 4.2, fill any committee vacancy created by death, resignation, retirement, disqualification, removal from office or increase in the number of members of any committee.  The Board of Directors may, subject to the requirements specifically set forth in this Section 4.2, designate one or more directors as alternate members of any committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, subject to the requirements specifically set forth in this Section 4.2, unanimously appoint another member of the Board of Directors to act at the committee meeting in the place of any such absent or disqualified member.

4.3           Committee Powers and Authority.  Except to the extent otherwise required by law, the Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company to the extent the Board of Directors deems it reasonable and appropriate to do so.

4.4           Conduct of Business of Committees.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided in these Bylaws or required by law.  Adequate provision shall be made for notice to members of all meetings.  A majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

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ARTICLE V

OFFICERS

5.1           Number.  The officers of the Company shall consist of a chief executive officer, a president, a chief financial officer, a treasurer, a secretary and such other officers, including one or more senior vice presidents, vice presidents, assistant treasurers or assistant secretaries, as the Board of Directors may determine from time to time.  The officers shall be appointed or elected by the Board of Directors.  Any person may hold two or more offices at the same time.

5.2           Additional Officers.  The Board of Directors may appoint such other officers as it may deem appropriate.

5.3           Term of Office; Resignation.  All officers, agents and employees of the Company shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.  Any officer may resign at any time by giving written notice of his or her resignation to the chief executive officer, the president or the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.  Any vacancy occurring in any office shall be filled by the Board of Directors.

5.4           Duties.  The officers of the Company shall perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the president and chief executive officer.

5.5           Salaries.  Subject to any applicable law, regulation or stock exchange rule to which the Company may be subject, the salaries of all officers of the Company shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Company.

ARTICLE VI

CAPITAL STOCK

6.1           Certificates.  The shares of Capital Stock of the Company may be represented by certificates or may be uncertificated.  To the extent required by law, every holder of Capital Stock of the Company represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares.  Certificates for shares of Capital Stock of the Company shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued.  Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the chairman of the Board of Directors or the president, if any, or any vice president, and by the secretary.  Any or all of the signatures on the certificate may be a facsimile.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall have been issued, the

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certificate may be issued by the Company with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

6.2           Registered Stockholders.  The Company shall be entitled to treat the holder of record of any share or shares of Capital Stock of the Company as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Company has actual or other notice thereof, except as provided by law.

6.3           Cancellation of Certificates.  All certificates surrendered to the Company shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of Capital Stock have been surrendered and canceled.

6.4           Lost, Stolen or Destroyed Certificates.  The Board of Directors or chief executive officer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact in a form acceptable to the Board of Directors or the chief executive officer by the person claiming the certificate or certificates to be lost, stolen or destroyed.  In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors or the chief executive officer may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors or the chief executive officer may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

ARTICLE VII

FISCAL YEAR

7.1           Fiscal Year.  The Company’s fiscal year shall be the 12 months ending on the 31st of December of each year.

ARTICLE VIII

AMENDMENTS

8.1           Amendments.

(a)           Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting of the stockholders duly called by the Board of Directors for that purpose) by a majority in voting power of the outstanding shares of Capital Stock represented and entitled to vote at such meeting.  Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may amend these Bylaws or enact such other bylaws as in its judgment may be advisable for the regulation of the conduct of the affairs of the Company.

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(b)           Notwithstanding Section 8.1(a) or any other provisions of these Bylaws or the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, the Certificate of Incorporation or these Bylaws), during the Specified Period (as defined below), the unanimous approval of the Board of Directors and the affirmative vote of the holders of not less than 75% of the outstanding shares of the Capital Stock of the Company entitled to vote generally (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Article IX of these Bylaws or this Section 8.1(b).

ARTICLE IX

RESTRICTIVE PROVISIONS

9.1           Non-Voting Securities.  To the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company shall not issue nonvoting equity securities; provided, however, that the foregoing restriction (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

9.2           Independent Directors During the Specified Period.  For a two-year period commencing on [March 24, 2009] (the “Specified Period”) the Board of Directors shall be comprised of six members, which shall include (a) the chief executive officer and (b) five individuals each of whom is not a current executive or employee of the Company and does not otherwise have a relationship with the Company (other than as a former executive or employee of the Company) that the Board of Directors has determined would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director; provided, however, that if the Company’s Common Stock is listed on a national securities exchange, the number of directors and the composition of the Board of Directors may be adjusted as may be required in order to comply with the rules of the applicable national securities exchange.

9.3           Initial Term of Directors.  Subject to Sections 3.3 and 3.4 of these Bylaws, the individuals elected to the Board of Directors on the date these Bylaws were adopted shall serve a term of no less than 14 months.

9.4           Specified Transactions.  During the Specified Period, the Company shall not enter into any Specified Transaction (as defined below) without (a) the unanimous approval of the Board of Directors and (b) the affirmative vote of holders representing at least 75% of the outstanding shares of the Capital Stock of the Company entitled to vote generally (considered for this purpose as one class).  A “Specified Transaction” shall be (i) the sale, lease or exchange of all or any substantial part of the Company’s property or assets (including, for this purpose, the property or assets of any subsidiary of the Company) in a single transaction or a series of related transactions or (ii) a merger or consolidation to which the Company is a party, except any merger or consolidation involving the Company in which the shares of Capital Stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of Capital Stock that represent, immediately following

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such merger or consolidation, at least a majority, by voting power, of the Capital Stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly- owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

9.5           Dividend Restrictions.

(a)           For a period of one year following [March 24, 2009], the Company shall not declare or pay any dividend (in a single distribution or series of distributions) in respect of the Company’s Capital Stock.

(b)           During the one-year period following [March 24, 2010], the Company shall not declare or pay any dividend (in a single distribution or series of distributions) in respect of the Company’s Capital Stock, if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $                .(1)

ARTICLE X

MISCELLANEOUS

10.1         Books and Records.

(a)           Any books or records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Company shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws or the provisions of Delaware law.

(b)           It shall be the duty of the secretary or other officer of the Company who shall have charge of the stock ledger to prepare, or have prepared, and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name.  Nothing contained in this Section 10.1(b) shall require the Company to include email addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting during ordinary business hours, at the principal executive offices of the Company.  The list of stockholders shall be available for inspection by any stockholder for any purpose germane to the meeting for a period beginning 10 days prior to the meeting for which the list was prepared and continuing through the meeting: (i) during ordinary business hours, at the Company’s principal executive offices; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  At the meeting, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be

(1)           Insert amount equal to 10% of the unrestricted cash held by the Company on the effective date.

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inspected by any stockholder who is present.  The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c)           Except to the extent otherwise required by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records and accounts of the Company, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof.  Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger and the books, records or accounts of the Company.

10.2         Voting Shares in Other Business Entities.  Any officer of the Company designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Company in any other corporation or other business entity, and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such stock or other equity interest.

10.3         Record Date for Distributions and Other Actions.  In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of Capital Stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date.  Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

10.4         Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

10.5         Certificate of Incorporation.  Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with, or conflicts with, a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

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EXHIBIT B TO PLAN SUPPLEMENT

Reorganized Apex Certificate of Incorporation

(Article 5.6(a) of the Plan)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOLDEN MINERALS COMPANY

The undersigned, being the duly elected Secretary of Golden Minerals Company, a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

ONE:                                                 The name of this corporation is Golden Minerals Company.  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March       , 2009.

TWO:                                             This Amended and Restated Certificate of Incorporation has been duly approved by the board of directors of the Company (the “Board of Directors”).

THREE:                               This Amended and Restated Certificate of Incorporation was adopted by the sole stockholder in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

FOUR:                                        The original Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the Company is Golden Minerals Company.

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Company is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, in the State of Delaware.  The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

4.1                                 Common Stock.

(a)                                  The total number of shares of common stock, par value $0.01 per share (“Common Stock”), that the Company is authorized to issue is 50,000,000.

(b)                                 Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote.  Except for, and subject to, those preferences, rights, and privileges expressly granted to the holders of any series of Preferred Stock (as defined below) which may from time to time be in existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all rights of stockholders of the Company, including, but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of Preferred Stock of the specific amounts, if any, which they are entitled to receive.

(c)                                  No holder of Common Stock shall be entitled to any pre-emptive, subscription, redemption, or conversion rights.

4.2                                 Preferred Stock.

(a)                                  The total number of shares of preferred stock, par value $0.01 per share (“Preferred Stock” and, together with Common Stock, the “Capital Stock”), that the Company is authorized to issue is 10,000,000.

(b)                                 The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof duly adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including but not limited to the following:

(1)                          The designation of the series and the number of shares to constitute the series;

(2)                          The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

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(3)                          Whether the shares of the series shall be subject to redemption by the Company and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

(4)                          The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

(5)                          Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(6)                          The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

(7)                          The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(8)                          The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

4.3                                 Non-Voting Securities.  To the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Company shall not issue nonvoting equity securities; provided, however, that the foregoing restriction (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

ARTICLE V

DIRECTORS

5.1                                 Authority, Number and Election of Directors.  The affairs of the Company shall be conducted by the Board of Directors.  The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article V, the number of directors shall not be less than five or more than nine.  Election of directors need not be by written ballot except and to the extent provided in the bylaws.  A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject to such director’s prior death, resignation, retirement, disqualification or removal from office.

5.2                                 Removal.  Subject to any rights of the holders of any series of Preferred Stock, a director may be removed from office by affirmative vote of the holders of a majority of the

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voting power of the outstanding Common Stock prior to the expiration of his or her term of office only for cause.

5.3                                 Quorum.  A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Amended and Restated Certificate of Incorporation or in the bylaws with respect to filling vacancies.

5.4                                 Newly Created Directorships and Vacancies.  Except as otherwise fixed pursuant to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified.

5.5                                 Independent Directors During Specified Period.  For a two-year period commencing on [March 24, 2009] (the “Specified Period”), the Board of Directors shall be comprised of six members, which shall include (i) the chief executive officer, and (ii) five individuals each of whom is not a current executive or employee of the Company and does not otherwise have a relationship with the Company (other than as a former executive or employee of the Company) that the Board of Directors has determined would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director; provided, however, that if the Company’s Common Stock is listed on a national securities exchange, the number of directors and the composition of the Board of Directors may be adjusted as may be required in order to comply with the rules of the applicable national securities exchange.

ARTICLE VI

BYLAWS

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Company.

ARTICLE VII

STOCKHOLDERS

7.1                                 Meetings.  Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors.  Each meeting of stockholders shall be held on the date and at the time and place determined by the Board of Directors.

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7.2                                 Action by Written Consent.  Action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken only at such a meeting and not by written consent.

ARTICLE VIII

LIABILITY OF OFFICERS AND DIRECTORS

8.1                                 General.  A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

8.2                                 Amendment.  No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE IX

INDEMNIFICATION

9.1                                 General.  The Company shall indemnify to the fullest extent permitted by and in the manner permissible under the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Company or any predecessor of the Company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company; provided, however, that except as provided in Section 9.4, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.

9.2                                 Advancement of Expenses.  The right to indemnification conferred in this Article IX shall include the right to be paid by the Company for the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined

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by a final judicial decision from which there is no right of appeal that such director or officer is not entitled to be indemnified under this Article IX or otherwise.

9.3                                 Procedure for Indemnification.  To obtain indemnification under this Article IX, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 9.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant or if there are no Disinterested Directors (as hereinafter defined), by Independent Counsel (as hereinafter defined), or (b) by a majority vote of the Disinterested Directors, even though less than a quorum, or by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

9.4                                 Certain Remedies.  If a claim under Section 9.1 is not paid in full by the Company within 30 days after a written claim pursuant to Section 9.3 has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense (including attorney’s fees) of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

9.5                                 Binding Effect.  If a determination shall have been made pursuant to Section 9.3 that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 9.4.

9.6                                 Validity of this Article.  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 9.4 that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article IX.

9.7                                 Nonexclusivity.  The rights to indemnification and to the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter

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acquire under any statute, provision of this Amended and Restated Certificate of Incorporation (as may be amended from time to time), bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.  Such rights shall be contract rights, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

9.8                                 Insurance.  The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

9.9                                 Indemnification of Other Persons.  The Company may grant rights to indemnification, and rights to the advancement by the Company of expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the Company or any predecessor of the Company to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Company.

9.10                           Severability.  If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.11                           Certain Definitions.  For purposes of this Article IX:

(a)                                  “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant and otherwise has no material interest in the matter as determined by the Board of Directors.

(b)                                 “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of Delaware corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article IX.  Independent Counsel shall be selected by the Board of Directors.

9.12                           Amendment.  Notwithstanding any other provision in this Amended and Restated Certificate of Incorporation, no repeal or modification of this Article IX shall in any way diminish or adversely affect the rights of any present or former director or officer of the

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Company or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

ARTICLE X

AMENDMENTS

The Company reserves the right to alter, amend, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation, provided, however, that notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Amended and Restated Certificate of Incorporation or the bylaws), (i) the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of the Capital Stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles VIII or IX or clause (i) of this Article X of this Amended and Restated Certificate of Incorporation, and (ii) during the Specified Period, the unanimous approval of the Board of Directors and the affirmative vote of the holders of not less than 75% of the outstanding shares of the Capital Stock of the Company entitled to vote generally (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Section 4.3, Section 5.5, Article XI, or clause (ii) of this Article X of this Amended and Restated Certificate of Incorporation.

ARTICLE XI

RESTRICTIVE PROVISIONS

11.1                           Specified Transactions.  During the Specified Period, the Company shall not enter into any Specified Transaction (as defined below) without (i) the unanimous approval of the Board of Directors, and (ii) the affirmative vote of holders representing at least 75% of the outstanding shares of the Capital Stock of the Company entitled to vote generally (considered for this purpose as one class).  A “Specified Transaction” shall be (i) the sale, lease or exchange of all or any substantial part of the Company’s property or assets (including, for this purpose, the property or assets of any subsidiary of the Company) in a single transaction or a series of related transactions, or (ii) a merger or consolidation to which the Company is a party, except any merger or consolidation involving the Company in which the shares of Capital Stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of Capital Stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the Capital Stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

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11.2                           Dividend Restrictions.

(a)                                  For a period of one year following [March 24, 2009], the Company shall not declare or pay any dividend (in a single distribution or series of distributions) in respect of the Company’s Capital Stock.

(b)                                 During the one-year period following [March 24, 2010], the Company shall not declare or pay any dividend (in a single distribution or series of distributions) in respect of the Company’s Capital Stock, if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $                  .(2)

* * * * *

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amended and Restated Certificate of Incorporation the        day of March 2009.

[•]

By:
Secretary

(2)                                  Insert amount equal to 10% of the unrestricted cash held by Newco on the Effective Date.

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EXHIBIT C TO PLAN SUPPLEMENT

Change of Control Agreement

Effective as of the Effective Date, certain employees will enter into change of control agreements with Reorganized Apex, which will be named Golden Minerals Company, to provide for severance payments and benefit continuation in the event of a termination of employment without “cause” or for “good reason” (as each is defined in the agreement) within the two years immediately following a change of control of Golden Minerals Company (the “GMC Change of Control Agreements”).  In such circumstances, the GMC Change of Control Agreements entitle employees to severance in an amount equal to one to three times (depending on the employee) the employee’s base salary and target bonus, as well as continuation of health benefits and payment of certain legal expenses and outplacement services.  The GMC Change of Control Agreements also provide a gross up benefit to affected employees.  To the extent applicable, the GMC Change of Control Agreements require the employee to waive any and all benefits under any change of control agreement previously entered into by the employee and the Debtors (the “Apex Change of Control Agreement”) that he or she might have otherwise been entitled to and to consent to the termination of such Apex Change of Control Agreement.  The Apex Change of Control Agreements provide substantially similar payments and benefits as those to be provided under the GMC Change of Control Agreements.

On the Effective Date, Reorganized Apex shall be authorized to enter into the GMC Change of Control Agreements in substantially the form attached as Exhibit C hereto.

CHANGE OF CONTROL AGREEMENT

[Name]
[Title]
[Address]

Dear [Name]:

Golden Minerals Company (the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel.  In this connection, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change of Control (as defined in Section 2 hereof) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control, although no such change is now contemplated.

In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the “Agreement”) in the event your employment with the Company is terminated subsequent to a Change of Control under the circumstances described below.

1.                                       TERM OF AGREEMENT.  This Agreement shall be effective as of the effective date of the Joint Plan of Reorganization of Apex Silver Mines Limited and Apex Silver Mines Corporation Under Chapter 11 of the Bankruptcy Code (the “Effective Date”) and shall continue from year to year at the discretion of the Board.  Provided no Change of Control shall have occurred, the Company may terminate this Agreement at any time upon 12 months prior written notice to you; provided, however, that in the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect until the later of (a) the date all of the obligations of the parties under the Agreement are satisfied or (b) the second anniversary of the Change of Control.  Notwithstanding the foregoing, and provided no Change of Control shall have occurred, this Agreement shall automatically terminate upon the earlier to occur of (i) your termination of employment with the Company, or (ii) the Company’s furnishing you with notice of termination of employment, irrespective of the effective date of such termination.

2.                                       CHANGE OF CONTROL.  No benefits shall be payable hereunder unless there shall have been a Change of Control, as set forth below.  For purposes of this Agreement, a “Change of Control” shall mean the first to occur of the following: (A) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities (other than (i) the Company, (ii) any subsidiary of the Company, or (iii) one or more employee benefit plans maintained by the Company); (B) three or more Directors of the Company, whose election or nomination for election is not approved by a majority of the applicable Incumbent Board, are elected within any single twelve month period to serve on the Board; (C) members of the applicable Incumbent Board cease to constitute a majority of the Board; (D) the consummation of a merger or consolidation of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the outstanding voting securities of the surviving entity (or its parent) following the consolidation, merger or reorganization or (E) the consummation of a sale, lease or other disposition of all or substantially all of the assets of the Company.  For purposes of Section 2(A) hereof, the terms “person” and “beneficial owner” shall have the meanings set forth in Section 13(d) and Rule 13d-3, respectively, of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder.  For purposes of this Section 2, “Incumbent Board” means (i) members of the Board of Directors of the Company as of the date hereof, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after the date hereof, if such individual’s election or nomination for election as a Director was approved by a vote of at least 75% of the then applicable Incumbent Board.  Notwithstanding the foregoing, a Change of Control shall not be deemed to occur under this Agreement unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor thereto.

3.                                     TERMINATION OF EMPLOYMENT FOLLOWING CHANGE OF CONTROL.  If a Change of Control occurs during the term of this Agreement, you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of your employment within the two years immediately following the Change of Control unless such termination is (A) because of your death or Disability, (B) by the Company for Cause, or (C) by you other than for Good Reason.

(i)                                   Disability.  If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six consecutive months, and within 30 days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for “Disability.”

(ii)                                Cause.  Termination by the Company of your employment for “Cause” shall mean termination for (A) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty, or fraud with respect to the Company, (B) conduct tending to bring the Company into substantial public disgrace or disrepute, (C) substantial and repeated failure to perform duties as reasonably directed by the Board, (D) gross negligence or willful misconduct with respect to the Company or any of its affiliated entities, or (E) any other material breach of any other agreement between you and the Company or its affiliated entities which is not cured within 15 days after written notice thereof to you.

(iii)                             Good Reason.  You shall be entitled to terminate your employment for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean, without your express written consent, the occurrence within the two years immediately following a Change of Control of any of the following circumstances unless, in the case of paragraphs (A), (B), (D), (E),

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(F), (G) or (H), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as such terms are defined in Subsections 3(v) and 3(iv) hereof, respectively, given in respect thereof:

(A)                              the assignment to you of any duties inconsistent with your current status as an executive of the Company or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the Change of Control;

(B)                               a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

(C)                               your relocation to a location not within 25 miles of your present office or job location, except for required travel on the Company’s business to an extent substantially consistent with your present business travel obligations;

(D)                             the failure by the Company to pay to you any portion of your current compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

(E)                               the failure by the Company to continue in effect any bonus to which you were entitled, or any compensation plan in which you participated immediately prior to the Change of Control which is material to your total compensation, including but not limited to any bonus plan, stock option plan, 401(k) profit sharing plan, or any substitute plan or plans adopted prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan and such equitable arrangement provides substantially equivalent benefits not materially less favorable to you (both in terms of the amount of benefits provided and the level of your participation relative to other participants), or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable (both in terms of the amount of benefits provided and the level of your participation relative to other participants) as existed at the time of the Change of Control of the Company.

(F)                                the failure by the Company to continue to provide you with benefits substantially similar or superior to those enjoyed by you under any of the Company’s life insurance, medical, dental, and accident, or disability plans in which you were participating at the time of the Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change of Control, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled in accordance with the Company’s normal vacation policy in effect at the time of the Change of Control;

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(G)                              the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

(H)                              any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 3(iv) hereof (and, if applicable, the requirements of Subsection 3(ii) hereof); for purposes of this Agreement, no such purported termination shall be effective.

Your rights to terminate your employment pursuant to this Subsection 3(iii) shall not be affected by your incapacity due to physical or mental illness.  Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(iv)                             NOTICE OF TERMINATION.  Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

(v)                                DATE OF TERMINATION.  “Date of Termination” shall mean (A) if your employment is terminated for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such 30-day period), (B) if your employment is terminated for Good Reason, the date specified in the Notice of Termination (which shall not be less than 15 nor more than 60 days from the date such Notice of Termination is given) or (C) if your employment is terminated by the Company other than for Disability or death, the date specified in the Notice of Termination (which shall not be less than 30 nor more than 60 days from the date such Notice of Termination is given).  Notwithstanding the foregoing, the “Date of Termination” shall mean the date of your “separation from service”, as determined in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

4.                                     COMPENSATION UPON TERMINATION OF EMPLOYMENT OR DURING DISABILITY.  During a period of Disability or upon termination of your employment, in each case, within the two years immediately after a Change of Control you shall be entitled to the following benefits:

(i)                                   During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all amounts payable to you under any compensation plan of the Company during such period, until the Date of Termination.  Thereafter, your benefits shall be determined under the Company’s insurance or other compensation programs then in effect in accordance with the terms of such programs.

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(ii)                                 If your employment is terminated by the Company for Cause, Disability or death, or by you other than for Good Reason, the Company shall, to the extent not theretofore paid, pay to you in a lump sum your full base salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, within 10 business days of the Date of Termination, plus all other amounts to which you are entitled under any insurance and other compensation programs of the Company at the time such payments are due (collectively, the “Accrued Obligations”), and the Company shall have no further obligations to you under this Agreement.

(iii)                            If your employment is terminated by the Company other than for Cause, Disability or death or by you for Good Reason, then you shall be entitled to the following, after payment and/or provision of which, the Company shall have no further obligations to you under this Agreement:

(A)                              The Company shall pay to you the Accrued Obligations at the same time and in the same manner as set forth in Section 4(ii) above.

(B)                              The Company shall pay as severance pay to you a lump sum severance payment (the “Severance Payment”) equal to two times the sum of (a) your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, (b) 100% of your target bonus amount established pursuant to the compensation or bonus plan in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination, and (c) in the event the Date of Termination occurs prior to the expiration of the applicable notice period as set forth in Section 3(v) above, the base salary you would have earned from the Date of Termination through the expiration of such notice period had your employment continued through the expiration of such notice period.  The Severance Payment shall be paid no sooner than the 40th day following the Date of Termination, provided you have not revoked the Release as of such date.

(C)                              You shall be reimbursed by the Company for all reasonable legal fees and expenses incurred by you prior to December 31 of the second calendar year following the calendar year that includes the Date of Termination as a result of such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.  All such expenses shall be reimbursed in full within 30 business days after submission by you of a detailed invoice to the Company in accordance with the Company’s general reimbursement guidelines, as may be in effect from time to time, provided that in no event shall such amounts be paid later than the end of the Company’s taxable year following the taxable year in which the expense is incurred.  Any reimbursement provided hereunder may not be subject to liquidation or exchange for another benefit.  In no event shall the benefits payable pursuant to this Subsection 4(iii)(C) in one taxable year affect the benefits payable pursuant to this Subsection 4(iii)(C) in another taxable year.

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(D)                             Provided you timely elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay, on your behalf, the portion of premiums of your group health insurance, including coverage for your eligible dependents, that the Company paid immediately prior to the Date of Termination (“COBRA Payments”) for the period that you are entitled to coverage under COBRA, but not to exceed 24 months (“COBRA Period”).  The Company will pay such COBRA Payments for your eligible dependents only for coverage for which those dependents were enrolled immediately prior to the Date of Termination.  You will continue to be required to pay that portion of the premium of your health coverage, including coverage for your eligible dependents, that you were required to pay as an active employee immediately prior to the Date of Termination.  The benefit provided under this Subsection 4(iii)(D) is intended to be exempt from Section 409A of the Code pursuant to the medical benefits exception set forth in Section 1.409A-1(b)(9)(v)(b) of the regulations promulgated thereunder.

(E)                               For the 24-month period immediately following the Date of Termination, the Company shall arrange to provide you, at a cost not to exceed $5,000 in the aggregate, with life, disability, and accident insurance benefits substantially similar to those that you are receiving immediately prior to the Notice of Termination.  Benefits otherwise receivable by you pursuant to this Subsection 4(iii)(E) shall be reduced to the extent comparable benefits are actually received by you from another employer during such 24-month period, and any such benefits actually received by you shall be reported to the Company.

(F)                               You shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Company, (ii) which do not exceed $10,000 and (iii) which are incurred by you within the 52 weeks immediately following the Date of Termination.  All such expenses shall be reimbursed in full within 30 business days after submission by you of a detailed invoice to the Company in accordance with the Company’s general reimbursement guidelines, as may be in effect from time to time, provided that in no event shall such amounts be paid later than the end of the Company’s taxable year following the taxable year in which the expense is incurred.  Any reimbursement provided hereunder may not be subject to liquidation or exchange for another benefit.  In no event shall the benefits payable pursuant to this Subsection 4(iii)(F) in one taxable year affect the benefits payable pursuant to this Subsection 4(iii)(F) in another taxable year.  The provision of benefits under this Subsection 4(iii)(F) is intended to be exempt from Section 409A of the Code pursuant to the in-kind benefits exception as set forth in Section 1.409A-1(b)(9)(v)(c) of the regulations promulgated thereunder.

(G)                              Gross-Up of Benefits.  (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise

6

pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then you shall be entitled to receive an additional payment or payments (collectively, a “Gross-Up Payment”); provided, however, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code (“ISO”) granted prior to the Effective Date, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i).  The Gross-Up Payment shall be in an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

(b)                                 Subject to the provisions of Subsection 4(iii)(G)(f), all determinations required to be made under this Subsection 4(iii)(G), including whether an Excise Tax is payable by you and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to you and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the “Accounting Firm”) selected by the Company.  The Accounting Firm shall be directed to submit its determination and detailed supporting calculations to both the Company and you within 30 calendar days after the Date of Termination, and any such other time or times as may be requested by the Company or you.  If the Accounting Firm determines that any Excise Tax is payable by you, the Company shall pay the required Gross-Up Payment to you within five business days after receipt of such determination and calculations with respect to any Payment to you, provided, however, that the Company can estimate and pay any Excise Tax to any applicable taxing authority if the Company determines in its sole discretion that such amount is due and payable prior to the date such determination is made by the Accounting Firm, and such payment shall reduce the amount of the Gross-Up Payment payable to you.  If the Accounting Firm determines that no Excise Tax is payable by you, it shall, at the same time as it makes such determination, furnish the Company and you with an opinion that you have substantial authority not to report any Excise Tax on your federal, state or local income or other tax return.  As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible

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that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Company exhausts or fails to pursue its remedies pursuant to Section (G)(f) and you thereafter are required to make a payment of any Excise Tax, you shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and you as promptly as possible.  Any such Underpayment shall be promptly paid by the Company to, or for your benefit within five business days after receipt of such determination and calculations.

(c)                                  The Company and you shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or you, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section (G)(b).  Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and you, subject to (G)(d) below.

(d)                               The federal, state and local income or other tax returns filed by you shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by you.  You shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of your federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment.  If prior to the filing of your federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, you shall within five business days pay to the Company the amount of such reduction.  Any such determination by the Accounting Firm as to such recalculation of the Gross-Up Payment shall be binding upon the Company and you.

(e)                                  The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section (G)(b) shall be borne by the Company.

(f)                                 You shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment.  Such notification shall be given as promptly as practicable but no later than ten business days after you actually receive notice of such claim and you shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by you).  You shall not pay such claim

8

prior to the earlier of (i) the expiration of the thirty calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due.  If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

(i)                                    provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

(ii)                                take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

(iii)                            cooperate with the Company in good faith in order effectively to contest such claim; and

(iv)                             permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.  Without limiting the foregoing provisions of this Subsection 4(iii)(G)(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Subsection 4(iii)(G)(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that you may participate therein at your own cost and expense) and may, at its option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to you on an interest-free basis and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for your taxable year with

9

respect to which the contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company’s control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(g)                                 If, after your receipt of an amount advanced by the Company pursuant to Subsection 4(iii)(G)(f), you receive any refund with respect to such claim, you shall (subject to the Company’s complying with the requirements of Section (G)(f)) within 10 business days after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto).  If, after your receipt of an amount advanced by the Company pursuant to Section (G)(f), a determination is made that you shall not be entitled to any refund with respect to such claim and the Company does not notify you in writing of its intent to contest such denial or refund prior to the expiration of thirty calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to you pursuant to this Subsection 4(iii)G.

(h)                                 Any Gross-Up Payment payable hereunder, shall be paid by the Company to you within five days of the receipt of the Accounting Firm’s determination; provided that, the Gross-Up Payment shall in all events be paid no later than the end of your taxable year next following your taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Payment are remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim that does not result in the remittance of any federal, state, local and foreign income, excise, social security and other taxes, the calendar year in which the claim is finally settled or otherwise resolved.  Notwithstanding any other provision herein to the contrary, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for your benefit, all or any portion of any Gross-Up Payment, and you hereby consent to such withholding.

(iv)                              All payments under this Agreement, other than the Accrued Obligations, will be contingent upon the execution of a Release of Claims by you and the Company within 30 days following the Date of Termination, substantially in the form attached as an appendix to this Agreement.

(v)                                 You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company (other than by any cash

10

payments which may be available to you under the Company’s Severance Policy), or otherwise except as specifically provided in this Section 4.

(vi)                              Anything in this Agreement to the contrary notwithstanding, if on the Date of Termination of your employment with the Company, as a result of such termination, you would receive any payment that, absent the application of this Subsection 4(viii), would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then such payment shall be payable on the date that is the earliest of (i) six (6) months after the Date of Termination, (ii) your death or (iii) such other date as will not result in such payment being subject to such interest and additional tax.  For purposes of clarification, all amounts not subject to the six month delay as set forth in Section 409A of the Code, shall be paid as otherwise provided in this Agreement.  It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code.  To the extent such potential payments or benefits could become subject to such Section, the parties shall cooperate to amend this Agreement with the goal of giving you the economic benefits described herein in a manner that does not result in such tax being imposed (it being understood that if such amendments do not avoid the application of Section 409A of the Code, the Company will make such payments nonetheless).

5.                                       SUCCESSORS; BINDING AGREEMENT.

(i)                                     The Company will require any successor (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this agreement by operation of law, or otherwise.

(ii)                                  This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, heirs, distributees and legatees.  If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to your legatee or other designee or, if there is no such designee, to your estate.

(iii)                               In the event that you are employed by a subsidiary of the Company, wherever in this Agreement reference is made to the “Company,” unless the context otherwise requires, such reference shall also include such subsidiary.  The Company shall cause such subsidiary to carry out the terms of this Agreement insofar as they relate to the employment relationship between you and such subsidiary, and the Company shall indemnify you and save you harmless from and against all liability and damage you may suffer as a consequence of such subsidiary’s failure to perform and carry out such terms.  Wherever reference is made to any benefit program of the Company, such reference shall

11

include, where appropriate, the corresponding benefit program of such subsidiary if you were a participant in such benefit program on the date a Change of Control has occurred.

6.                                       COMPLIANCE WITH SECTION 409A OF THE CODE.  This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  Any provision of this Agreement that would cause a violation of Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code, to the extent permitted by Section 409A.  Notwithstanding anything herein to the contrary, in no event shall the Company be required to provide you with any gross-up for any tax, interest or penalty incurred under Section 409A of the Code.

7.                                       WITHHOLDING.  All payments shall be subject to the withholding of such amounts as the Company is required to be withheld pursuant to any applicable federal, state, or local law or regulation, and you are responsible for any tax liability on such payments.

8.                                       NOTICE.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

9.                                       MISCELLANEOUS.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

10.                                 VALIDITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11.                                 COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12.                                 ARBITRATION.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of Colorado, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination

12

during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.                                 WAIVER OF RIGHTS UNDER CHANGE OF CONTROL AGREEMENT WITH APEX SILVER MINES LTD.  By signing this Agreement, you agree to waive all rights and claims to any payments and benefits that you might otherwise be entitled to receive pursuant to the Change of Control Agreement entered into by you and Apex Silver Mines Ltd on [Date](3) (the “Apex Change of Control Agreement”).  Furthermore, you agree that the Apex Change of Control Agreement shall be terminated in its entirety as of the Effective Date.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

Golden Minerals Company

By:
[Name]
[Title]

Agreed to as of the day of , .

Signature:
[Name]

(3)                                                          To be inserted by the Company.

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APPENDIX

FORM OF

GENERAL RELEASE

I,                                                  , for good and valuable consideration, including the performance by Golden Minerals Company, a Delaware Company (the “Company”), of certain obligations under that certain Change of Control Agreement dated as of                       between myself and the Company (the “Change of Control Agreement”), do hereby release and forever discharge as of the date hereof, the Company and all present, future and former subsidiaries, affiliates, directors, officers, agents, attorneys, insurers, shareholders, representatives and employees of the Company (including all subsidiaries, affiliates, directors, officers, agents, attorneys, insurers, shareholders, partners, representatives and employees thereof), and the successors and assigns of each of them (collectively, the “Released Parties”) to the extent provided below.

1.                                       Except as provided in Section 2 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, damages (however styled, including compensatory, liquidated, punitive or exemplary damages), claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (from the beginning of the world through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators, representatives or assigns, have or may have, which arise out of or are connected with my employment or association with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993, as amended; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.), as amended (“ADEA”), subject to Section 15 below; the Worker Adjustment Retraining and Notification Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; any applicable Executive Order Programs; the Fair Labor Standards Act, as amended; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).  As part of the release set forth in this Section 1, I fully and forever covenant not to sue or cause to be sued the Company or any other Released Party with respect to any Claims.

2.                                       This General Release shall not relinquish, diminish, or in any way affect (i) any accrued benefits under the terms of the Change of Control Agreement or any other plans or programs of the Company which are due to me, or (ii) rights for indemnification as a director of

1

the Company under the Company’s certificate of incorporation or bylaws for duly approved acts taken prior to the date of this General Release, subject to the provisions thereof.

3.                                       I represent that I have made no assignment or transfer of any Claims, or any other matter covered by Section 1 above.  I agree that I will indemnify, defend and hold harmless the Company from any and all Claims so assigned and transferred.  I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with the Company.  No child support orders, garnishment orders, or other orders requiring that money owed to me by the Company be paid to any other person are now in effect.

4.                                       In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied that are released by me.  I further acknowledge and agree that my separation from employment with the Company shall not serve as the basis for any claim or action.  I agree that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release.  I therefore agree that in the event a Claim is brought seeking damages against me in violation of the terms of this General Release, or in the event a party should seek to recover against the other in any Claim brought by a governmental agency on such party’s behalf, this General Release shall serve as a complete defense to such Claims.  I further agree that I am not aware of any pending or threatened charge or complaint of the type described above as of the execution of this General Release.

5.                                       I agree that, by my signature below, I hereby resign from all positions, including any board memberships, related to the Company and its subsidiaries contemporaneously with the execution of this General Release.

6.                                       I understand that this General Release embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.                                       Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                                       This General Release shall be binding in all respects upon, and shall inure to the benefit of, the heirs, successors and assigns of the parties hereto; provided that I acknowledge that I may not assign my rights under the this General Release without the prior written consent of the Company.  I agree, upon reasonable request of the Company, to execute, acknowledge and

2

deliver any additional instrument or documents that may be reasonably required to carry out the intentions of this General Release.  This General Release may be executed in counterparts and facsimile signatures shall be originals for all purposes.

9.                                       I agree that this General Release shall be interpreted and construed in accordance with the laws of the State of Colorado and that any disputes arising under this General Release or by any asserted breach of it, or from the employment relationship between the Company and Executive, shall be litigated in the state or federal courts in Colorado and I consent to such jurisdiction.

10.                                 I represent that I am over the age of forty (40).  As part of the release set forth in Section 1, I knowingly and voluntarily agree to waive any rights or claims arising out of or relating to the ADEA (the “ADEA Waiver”) and acknowledge that I have been informed of the following:

a.                                       I represent and acknowledge that I am waiving any and all rights or claims that I may have arising under the ADEA;

b.                                      I represent and acknowledge that I have been informed of my right to consult with an attorney regarding these ADEA rights, before executing this General Release;

c.                                       I know and understand that I am not waiving any rights or claims that may arise after the date this waiver of ADEA rights is executed;

d.                                      I know and understand that in exchange for the waiver of my rights under the ADEA, I am receiving consideration in addition to any consideration to which I am already entitled;

e.                                       BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND ACKNOWLEDGE THAT I HAVE BEEN INVITED AND ADVISED TO CONSULT AN ATTORNEY BEFORE SIGNING THIS DOCUMENT.  I acknowledge and understand that I have been given a period of at least twenty-one (21) days in which to consider the terms of the ADEA Waiver provided to me; and

f.                                         I understand that I have the right to revoke this ADEA Waiver contained in this General Release at any time within seven (7) days after signing this General Release, by providing written notice to the following address:  Golden Minerals Company,                                                                    , and that, upon such revocation, this General Release will not have any further legal force and effect.  I further understand and agree that this General Release shall not become effective or enforceable until this seven day revocation period has expired.

3

By signing this General Release, I further represent and agree that:

(i)                                     I have read it carefully;

(ii)                                  I understand all of its terms and know that I am giving up important rights, including but not limited to, rights under Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; and the Employee Retirement Income Security Act of 1974, as amended;

(iii)                               I voluntarily consent to everything in this General Release;

(iv)                              I have been advised to consult with an attorney before executing this General Release and I have done so or, after careful reading and consideration I have chosen not to do so of my own volition;

(v)                                 I have signed this General Release knowingly and voluntarily and with the advice of any counsel retained to advise me with respect to this General Release;

(vi)                              I agree that the provisions of this General Release may not be amended, waived, changed or modified except by an instrument in writing signed by an authorized representative of the Company and by me.

DATE: , 20
[Executive]

Acknowledged and agreed to this             day of                                  , 20

Golden Minerals Company

By:
Name:
Title:

4

EXHIBIT D TO PLAN SUPPLEMENT

Management Incentive Plan

(Article I of the Plan)

GOLDEN MINERALS COMPANY

2009 EQUITY INCENTIVE PLAN

1.             PURPOSES.

(a)           Background. On [DATE], the [Board] authorized the Company to establish the Plan, subject to the Company’s receipt of approval of the Plan by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on [March 24], 2009 (the “Effective Date”), as part of the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

(b)           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors, Officers and Consultants of the Company and its Affiliates; provided that in no event shall a Stock Award be granted unless, with respect to the proposed grantee, the Common Stock qualifies as “service-recipient stock” for purposes of Section 409A of the Code.

(c)           Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) restricted Common Stock, (iv) unrestricted Common Stock and (v) stock appreciation rights.

(d)           General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.             DEFINITIONS.

(a)           “Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d)           “Committee” means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

(e)           “Common Stock” means the Company’s common stock par value US$0.01 and other rights with respect to such stock.

(f)            “Company” means Golden Minerals Company, a Delaware corporation.

(g)           “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

(h)           “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, Officer or Consultant, is not interrupted or terminated.  Unless otherwise provided in a Stock Award Agreement or Option Agreement, as applicable, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, Officer or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee, Director, Officer or Consultant.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate may not constitute an interruption of Continuous Service.  The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

(i)            “Covered Employee” means the Company’s chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)            “Director” means a member of the Board of Directors of the Company.

(k)           “Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

(l)            “Dollars” or “$” or “US$” means United States dollars.

(m)          “Employee” means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange in the United States, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such share (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock if such shares are traded on more than one such exchange or market) on the day of determination, as reported by such exchange or market or such other source as the Board reasonably deems reliable.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board using a reasonable valuation method in accordance with Treas. Reg. Section 1.409A-1(a)(5)(iv)(B) or any successor thereto.

(p)           “Incentive Stock Option” means an Option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.  Notwithstanding anything herein to the contrary, no Option shall be treated as an “incentive stock option” within the meaning of Section 422 of the Code unless the Plan has been (i) approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code or (2) a determination has been made by the Committee that the method of adoption and approval of the Plan meets the shareholder approval requirements of Section 422 of the Code.  Notwithstanding the foregoing, any Option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained.

(q)           “Independent Director” means (i) a Director who satisfies the definition of Independent Director or similar definition under the applicable United States stock exchange or Nasdaq rules and regulations upon which the Common Stock is traded from time to time;  (ii) a Director who either (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (B) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code; and (iii) a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Exchange Act.

(r)           “Nonqualified Stock Option” means an Option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of or does not otherwise conform to the applicable provisions of, Section 422 of the Code.

(s)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)            “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(u)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

(v)            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w)           “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)           “Plan” means this Golden Minerals Company 2009 Equity Incentive Plan.

(y)           “Retirement” means an Employee’s retirement from the Company or an Affilitate, (i) on or after attaining age 55 and completing at least ten (10) years of service; or (ii) on or after attaining age 62.

(z)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)         “Securities Act” means the Securities Act of 1933, as amended.

(bb)         “Stock Award” means any right granted under the Plan in the form of an Option, restricted Common Stock, unrestricted Common Stock, or a stock appreciation right.

(cc)         “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award (other than an Option) evidencing the terms and conditions of an individual Stock Award grant.

(dd)         “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

3.             ADMINISTRATION.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).  The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan, Stock Awards granted under it, Option Agreements and Stock Award Agreements, and to establish, amend and revoke rules and regulations for their administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         To amend the Plan, a Stock Award, a Stock Award Agreement or an Option Agreement as provided in Section 12.

(iv)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)           Delegation to Committee.

(i)            General.  The Board may delegate administration of the Plan and its powers and duties thereunder, or any portion thereof, to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

(ii)           Committee Composition.  A Committee shall consist solely of two or more Independent Directors.  Within the scope of its authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s Chief Executive Officer the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Effect of Board’s Decision; No Liability.   All determinations, interpretations and constructions relating to this Plan made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  No member of the Board or any Committee or any person to whom duties hereunder have been delegated, including any member of any committee or subcommittee, shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

4.             STOCK SUBJECT TO THE PLAN.

(a)           Stock Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding shares of Common Stock, as of the grant date, including without limitation, Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).  Stock appreciation rights provided for in Section 7(b) hereof that are payable only in cash will not reduce the number of Common Stock available for Stock Awards granted under the Plan.  The Common Stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding Common Stock, as of the Effective Date, including without limitation, Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).

(b)           Reversion of Stock to the Stock Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.    If any Common Stock is withheld to satisfy any tax withholding requirement in connection with any Stock Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the amount of Common Stock available for issuance under the Plan.

(c)           Source of Stock.  The Common Stock subject to the Plan may be either authorized and unissued stock or reacquired stock, bought on the market or otherwise, in the discretion of the Board.

5.             ELIGIBILITY.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, Officers and Consultants.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Limitations on Stock Awards.  No Participant shall be eligible to be granted Stock Awards covering more than 150,000 shares of Common Stock during any calendar year.

(d)           Consultants.

(i)            A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register a resale of the Company’s securities issued to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of

Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)           Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.             OPTION PROVISIONS.

Each Option Agreement shall be subject to the terms and conditions of this Plan.  Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical.

(a)           Provisions Applicable to All Options.

(i)            Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(ii)           Exercise.  The exercise price of Common Stock acquired pursuant to an Option shall be paid in by such methods and procedures as the Board determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(iii)         Vesting Generally.  In the discretion of the Board, the total number of shares of Common Stock subject to an Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions, if any, of individual Options may vary and shall be set forth in the applicable Option Agreement.  The provisions of this subsection 6(a)(iii) are subject to any Option Agreement provisions governing the minimum number of Common Stock as to which an Option may be exercised.

(iv)          Termination of Continuous Service.  Unless otherwise provided in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, Retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided, however, if an Optionholder’s Continuous Service is terminated for reasons other than for cause, as determined by the Board in its discretion, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination.  All such vested Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(v)            Disability or Death of Optionholder.  Unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable until the earlier of 12 months after the date of such Disability or death or the expiration date of such Options.  All such vested Options not exercised within such 12-month period shall terminate.

(vi)          Retirement.  Unless otherwise provided in the Option Agreement, in the event of the Optionholder’s Retirement, all unvested Options shall automatically vest on the date of such Retirement and all Options shall be exercisable until the earlier of 24 months after such Retirement date or the expiration date of such Options.  All such Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(b)           Provisions Applicable to Incentive Stock Options.

(i)            Term.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.  Further, no grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the date of the satisfaction of the stockholder approval provisions of Section 422(b)(1) of the Code.

(ii)           Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(iii)         Incentive Stock Option $100,000 Limitation.  Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed $100,000.  For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted.  The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options but all other terms and provisions of such Options shall remain the same.

(iv)          Disposition During the Holding Period.  Any participant who disposes of Common Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option, or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(c)           Provisions Applicable to Nonqualified Stock Options.

(i)            Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option shall be transferable, if at all, to the extent provided in the Option Agreement.  If the Option Agreement does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.             PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)           Restricted and Unrestricted Common Stock Awards.  Each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan.  The terms and conditions of restricted Common Stock may change from time to time, and the terms and conditions of separate restricted Common Stock awards need not be identical, but each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A restricted or unrestricted Common Stock award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit.

(ii)           Vesting.  Common Stock awarded under the Stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board (i.e. restricted Common Stock), or (B) be fully vested at the time of grant (i.e. unrestricted Common Stock).

(iii)         Termination of Participant’s Continuous Service.  Unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the Stock Award Agreement, any unvested restricted Common Stock shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such restricted Common Stock.  Notwithstanding the foregoing, unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted Common Stock shall vest immediately upon such date.

(iv)          Transferability.  Rights to acquire Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

(b)           Grant of Stock Appreciation Rights.  Stock appreciation rights to receive in cash (or its equivalent in Common Stock) the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee, Director, Officer or Consultant selected by the Board.  A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Stock Award, (ii) with respect to a previously granted Stock Award, or (iii) independent of another Stock Award.  A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board shall impose and shall be evidenced by a written Stock Award Agreement, which shall be executed by the Participant and an authorized officer of the Company.  The Board, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Award Agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Stock Awards previously granted to such person under this Plan or otherwise, provided that such action does not result in a violation of Section 409A of the Code.  A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Stock Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Stock Award.

8.             AVAILABILITY OF STOCK.  During the terms of the Stock Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Stock Awards.

9.             USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a)           Exercise of Awards.  Stock Awards shall be exercisable at such times, or upon the occurrence of such event or events as the Board shall determine at or subsequent to grant.  Stock Awards may be exercised in whole or in part.  Common Stock purchased upon the exercise of a Stock Award shall be paid for in full at the time of such purchase.

(b)           Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(c)           Stockholder Rights.

(i)            Options.  Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

(ii)           Restricted Common Stock.  Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted Common Stock, provided, however, no unvested restricted Common Stock shall have any voting rights of a stockholder respecting such unvested restricted Common Stock unless and until such unvested restricted Common Stock become vested.

(d)           No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

(e)           Withholding Obligations.  If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Stock Award, such Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.  To the extent provided by the terms of a Stock Award Agreement or Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no Common Stock is withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

(f)            Substitutions and Repricings.  The Board may, in its discretion, issue new Stock Awards in substitution for outstanding Stock Awards previously granted to Participants, or approve a repricing (within the meaning of U.S. generally accepted accounting practices or any applicable stock exchange rule) of Stock Awards issued under this Plan, in each case without the stockholders of the Company expressly approving such substitution or repricing.

(g)           Listing and Qualification of Stock.  This Plan and grant and exercise of Stock Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Awards, shall be subject to all applicable United States federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of a Stock Award until completion of any stock exchange listing, or other qualification of such Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom a Stock Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

(h)           Non-Uniform Determinations.  The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Stock Awards, the form, term, provisions, amount and timing of the grant of such Stock Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under this Plan, whether or not such persons are similarly situated.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)           Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger, or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (individually, a “Change of Control”), then any unvested Stock Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the

Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Stock Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent.  The Board may provide that Stock Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Awards will expire.  Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.  The provisions of this Section 11(c) shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

12.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan, provided that such amendment does not result in a violation of Section 409A of the Code.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable law (including, without limitation, Section 422 of the Code or Rule 16b-3) or any applicable Nasdaq or securities exchange listing requirements.

(b)                                  Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                  No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(e)                                  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and provided further that such amendment does not result in a violation of Section 409A of the Code.

13.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the Effective Date, after which no grants of Incentive Awards may be made; provided, that administration of the Plan shall continue in effect until all matters relating to Stock Awards previously granted have been settled.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

(c)                                  Savings Clause.  This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

14.                               CHOICE OF LAW.

The law of the Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

15.                               PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M).

Notwithstanding anything herein to the contrary, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing in accordance with the regulations pursuant to Section 162(m).

(a)                                  Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business segment, subsidiary or Affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the applicable Option Agreement or Stock Award Agreement: revenue; revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share or cash flow from operations; return on capital; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); implementation, completion or attainment of objectives with respect to exploration, development, production or costs, acquisitions and divestitures, operational objectives, including those relating to environmental, health and safety requirements, recruiting and maintaining personnel, and joint venture or similar arrangements.

(b)                                  Certification.  Before payment of any compensation under a Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria and any other material terms under such Stock Award have been satisfied (other than in cases where such relate solely to the price of Common Stock).

(c)                                  Discretionary Adjustments Pursuant to Section 162(m).   Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of a Stock Award to Covered Employees, the number of shares of Common Stock or other benefits granted, issued, retained, or vested under a Stock Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.  In addition, in the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit the Committee discretion to alter the Qualifying Performance Criteria obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  Furthermore, in the event that the Committee determines that it is advisable to grant Stock Awards that shall not qualify as performance-based compensation and/or to amend previously granted Stock Awards in a way that would disqualify them as performance-based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on performance measures other than those set forth above and/or make such amendments.

EXHIBIT E TO PLAN SUPPLEMENT

Identities of Reorganized Apex’s Proposed Directors and Nature of Compensation of Reorganized Apex’s Officers and Proposed Directors (Article 5.6 of the Plan)

PROPOSED DIRECTORS

Jeffrey G. Clevenger.  Mr. Clevenger, age 59, was elected to serve as a director and appointed as our President and Chief Executive Officer in October 2004.  Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined us in 2004.  Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999.  He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993.  From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc.  He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America.  Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University.

Ian Masterton-Hume.  Mr. Hume, age 58, has over 30 years experience in the natural resource industry.  Since January 2000, he has been a partner of The Sentient Group, a manager of closed-end private equity funds specializing in global investment in the natural resources sector headquartered in Sydney, Australia, which he also co-founded.  From 1994 to 2000, Mr. Hume served as a consultant to AMP Society’s Private Capital Division, focused on international mining and telecommunications investments primarily in North and South America, Russia and the Pacific Rim.  His experience prior to 1994 includes serving as a consultant to Equatorial Mining in Santiago, Chile, regarding development of its copper assets, and approximately 23 years of investment management and investment banking experience for companies in Australia and the United Kingdom, including Impala Pacific Corporation in Hong Kong, Bain & Company in Sydney, Australia and the Jessel Group of companies in London and South Africa.  He is also currently a director of Andean Resources Ltd.  Mr. Hume attended both Harrow School (England) and Nice University (France).

Kevin R. Morano.  Mr. Morano, age 55, has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007.  From March 2002 to March 2007, Mr. Morano was employed by Lumenis Ltd., a laser and light-based technology company specializing in medical devices for aesthetic, surgical and ophthalmic applications.  His positions with Lumenis included Chief Financial Officer from March 2002 to August 2004 and Senior Vice President for Marketing and Business Development from May 2004 to March 2007.  Prior to joining Lumenis, Mr. Morano held a number of senior executive positions with major American public companies including a 21 year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999.  At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer.  He currently serves as a director of Bear Creek Mining Company.  Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University.

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Terry M. Palmer.  Mr. Palmer, age 64, has 40 years of financial, management and accounting experience with a particular focus on the mining industry.  Since January 2003, Mr. Palmer has worked on a part-time basis for and is a principal of the CPA firm of Marrs, Sevier & Company LLC.  He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner in the Securities and Exchange Commission-related business.  Mr. Palmer is also a director of Allied Nevada Gold Corp.  Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver.  He is a certified public accountant and a Member of the American Institute and Colorado Society of Certified Public Accountants.

W. Durand Eppler.  Mr. Eppler, age 55, has over 30 years experience in the natural resources industry.  He is the currently the Chief Executive Officer of Sierra Partners, LLC, a private investment and advisory firm founded by Mr. Eppler in 2004.  The firm has an exclusive focus on mining, oil and gas and energy resource industries with broad international experience.  From 1995 to 2004, Mr. Eppler held various positions with Newmont Mining Corporation, the world’s second largest gold producer, and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001), and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998).  Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious, industrial and energy resources businesses.  He currently serves on the boards of Vista Gold Company, Augusta Resource Corp., and Allied Nevada Gold Corp. and is the Chairman of the Board of Northern Energy & Mining Inc.  Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines.  Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University.

David Watkins.  Mr. Watkins, age 64, has over 40 years experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies.  Mr. Watkins served as President and Chief Executive Officer of Atna Resources, Ltd., a company engaged in the exploration, development and production of gold properties, from 2000 until his recent appointment to Executive Chairman in January 2009.  From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities such as copper, gold, molybdenum, lithium and coal.  Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada.  Mr. Watkins currently serves on the boards of a number of companies, including Euro Resources S.A., Canplats Resources Corp, Commander Resources Ltd, Golden Goose Exploration Inc. and Maudore Minerals Ltd.  Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, an M.S. in Geology from Carleton University, Ottawa and is a graduate of the Executive Business Program from the University of Western Ontario.  Mr. Watkins is a member

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of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada.

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COMPENSATION OF REORGANIZED APEX’S OFFICERS

Name	Compensation
Craig M. Patrick(4)	$160,000 annual salary plus 35% target bonus
Deborah J. Friedman(5)	$150,000 annual salary plus 45% target bonus
Donald B. Ratcliff	$180,000 annual salary plus 35% target bonus
Gerald G. Malys(6)	$315,000 annual salary plus 55% target bonus
Jeffrey G. Clevenger	$400,000 annual salary plus 75% target bonus
Jerry W. Danni	$265,000 annual salary plus 45% target bonus
Robert B. Blakestad	$225,000 annual salary plus 45% target bonus
Robert P. Vogels	$240,000 annual salary plus 50% target bonus
Terry L. Owen	$270,000 annual salary plus 50% target bonus

COMPENSATION OF REORGANIZED APEX’S DIRECTORS

The compensation for the non-executive directors of Reorganized Apex shall include the following:

$20,000 annual retainer for each director

$1,000 meeting fee for each director

$5,000 annual retainer for chairperson of Audit Committee

(4)                                  The Debtors expect that Mr. Patrick will be seconded to Minera San Cristobal, S.A., which ASMC will manage pursuant to a Management Services Agreement.

(5)                                  The Debtors expect that Ms. Friedman will devote approximately half her time to her service as an officer of the Company.

(6)                                  The Debtors expect that Mr. Malys will retire at the end of April 2009.

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